SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                           _________________


                              FORM 8-K/A
                            CURRENT REPORT



                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                    EXCHANGE ACT OF 1934



   Date of Report (date of earliest event reported):  July 31, 1997

                        GLOBAL INDUSTRIES, LTD.
        (Exact name of registrant as specified in its charter)



     LOUISIANA              2-56600               72-1212563
(State of Incorporation)(Commission File Number)(I.R.S. Employer
                                            Identification Number)


 107 GLOBAL CIRCLE
LAFAYETTE, LOUISIANA
(Address of principal executive offices)

                                                            70503
                                                         (Zip Code)

 Registrant's telephone number, including area code:  (318) 989-0000


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               This Form 8K/A includes financial statements related
          to the    Registrant's  July  31,  1997  acquisition  of
          certain business  operations  and assets of SubSea
          International, Inc. and its subsidiaries.

     (a)  Financial Statements of Business Acquired.

                Balance sheets of the Business Acquired of SubSea International, Inc. by Global Industries, Ltd. as of October 31, 1996 (Audited) and July 31, 1997 (Unaudited), and the related statements of operations and cash flows for the year ended October 31, 1996 (Audited) and the nine months ended July 31, 1997 and 1996 (Unaudited), including the notes thereto and the related report of Deloitte & Touche LLP are set forth in Attachment A hereto and incorporated herein by reference.

     (b)  Pro Forma Financial Information.

               Unaudited Pro Forma Condensed Combined Balance Sheet of Global Industries, Ltd. as of June 30, 1997, including the notes thereto are set forth in Attachment B hereto and incorporated herein by reference.

                Unaudited Pro Forma Condensed Combined Statements of Operations of Global Industries, Ltd. for the year ended March 31, 1997 and the three months ended June
          30, 1997, including the notes thereto are set forth in Attachment C hereto and incorporated herein by reference.

     (c)  Exhibits.

          23.1   Consent   of  Deloitte  &   Touche LLP.



                              SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 14, 1997

                              GLOBAL INDUSTRIES, LTD.
                              By:  /S/ MICHAEL J. POLLOCK
                                   Michael J. Pollock
                                   Vice President, Chief Financial Officer




INDEPENDENT AUDITORS' REPORT




To the Board of Directors of
Global Industries, Ltd.

We have audited the accompanying balance sheet of the Business Acquired of SubSea International, Inc. by Global Industries, Ltd. (the "Acquired Business") as of October 31, 1996, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of SubSea International, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the balance sheet of the Acquired Business, as of October 31, 1996, and the results of operations and cash flows of the Acquired Business for the year then ended in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE LLP

New Orleans, Louisiana
September 8, 1997



BUSINESS OF SUBSEA INTERNATIONAL, INC.

ACQUIRED BY GLOBAL INDUSTRIES, LTD.

BALANCE SHEETS (In Thousands)




                                              October    July 31,
ASSETS                                          31,         1997
                                                1996    (Unaudited)

CURRENT ASSETS:
 Receivables, net                            $  32,045   $  18,494
 Prepaid expenses and other                      7,621       5,372
                                             ---------   ---------
      Total current assets                      39,666      23,866

PROPERTY AND EQUIPMENT, net (Note 3)            93,445      90,169
                                             ---------    --------
TOTAL                                         $133,111    $114,035
                                             =========    ========
LIABILITIES AND OWNER'S INVESTMENT

CURRENT LIABILITIES:
 Accounts payable                             $ 17,794    $  7,856
 Accrued liabilities                             9,841       3,121
                                              --------    --------
      Total current liabilities                 27,635      10,977

CONTINGENCIES (Note 5)                              -            -

OWNER'S INVESTMENT - Advances from parent
company and
affiliates, net (Note 4)                       105,476     103,058
                                              --------     -------
TOTAL                                         $133,111    $114,035
                                              ========    ========
See notes to financial statements.



BUSINESS OF SUBSEA INTERNATIONAL, INC.
ACQUIRED BY GLOBAL INDUSTRIES, LTD.

STATEMENTS OF OPERATIONS (In Thousands)


                                    Year Ended   Nine Months Ended
                                   October 31,         July 31,
                                     1996           1996     1997
                                                    (Unaudited)

REVENUES                           $104,855        $81,738   $69,127

COST OF REVENUES                     98,541         75,716    60,408
                                   --------        -------   -------
GROSS PROFIT                          6,314          6,022     8,719

SELLING, GENERAL AND
ADMINISTRATIVE                        8,673          6,184     6,596
 EXPENSES                          --------         ------    ------

OPERATING INCOME (LOSS)              (2,359)          (162)    2,123

OTHER INCOME (EXPENSE)                   32             84    (3,190)
                                   --------         ------    -------
INCOME (LOSS) BEFORE INCOME TAXES    (2,327)           (78)   (1,067)

INCOME TAX (PROVISION) BENEFIT          814             27       373
                                   ---------        ------    -------

NET INCOME (LOSS)                 $  (1,513)     $     (51) $   (694)
                                  ==========     ==========  =========

See notes to financial statements.



BUSINESS OF SUBSEA INTERNATIONAL, INC.
ACQUIRED BY GLOBAL INDUSTRIES, LTD.

STATEMENTS OF CASH FLOWS (In Thousands)


                                        Year Ended    Nine Months Ended
                                        October 31,        July 31,
                                          1996         1996     1997
                                                        (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                      $ (1,513)     $   (51)  $  (694)
 Adjustments to reconcile net income
  (loss) to net cash
  provided by operating activities:
   Depreciation and amortization           5,461        4,008    4,099
   Changes in operating assets and
liabilities:
     Receivables                           5,168        1,202   13,551
     Prepaid expenses and other           (4,789)      (5,135)   2,249
     Accounts payable and accrued          1,798            7  (16,658)
liabilities                             ---------     -------- --------

      Net cash provided by (used in)       6,125           31    2,547
operating activities                    ---------     --------  -------

CASH FLOWS FROM INVESTING ACTIVITIES -
 Additions to property and equipment     (11,990)      (7,141)    (823)
                                        ---------     --------  -------

CASH FLOWS FROM FINANCING ACTIVITIES -
 Advances from (to) parent company and     5,865        7,110   (1,724)
affiliates, net                         ---------     --------  -------

INCREASE IN CASH                        $    -        $    -    $     -
                                        =========     ========  =======


See notes to financial statements.




BUSINESS OF SUBSEA INTERNATIONAL, INC.
ACQUIRED BY GLOBAL INDUSTRIES, LTD.

NOTES TO FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

   Effective July 31, 1997, Global Industries, Ltd. ("Global") acquired certain business operations and assets of SubSea International, Inc. ("SSI") and certain of its subsidiaries (hereinafter referred to as the "Acquired Business"). SSI, a subsidiary of Dresser Industries, Inc. ("Dresser"), among other things, engaged in the business of providing underwater construction, pipelay, pipebury, diving and related services in the Gulf of Mexico (including United States and Mexican waters), Middle East, Southeast Asia, Australia, New Zealand and Singapore. The major assets acquired included three construction barges, four liftboats and one dive support vessel based in the United States, four support vessels based in the Middle East, and support vessels and ROVs based in the Far East and Asia Pacific.

   The accompanying financial statements have been prepared from the historical books and records of SSI and present (1) the assets and liabilities of the Acquired Business as of October 31, 1996 and July 31, 1997 and (2) the results of operations of the Acquired Business relating to such assets and liabilities for the year ended October 31, 1996 and the nine months ended July 31, 1997 and 1996.

   The statements of operations may not necessarily be indicative of the results of operations that would have been realized had the Acquired Business been operated as a stand-alone entity.

2. SIGNIFICANT ACCOUNTING POLICIES

   Revenue Recognition - Revenues from construction contracts were recognized on the percentage-of-completion method, measured by relating the actual cost of work performed to date to the current estimated total cost of the respective contract. Contract cost included all direct material and labor costs and those indirect costs related to contractual performance, such as indirect labor, supplies and repairs. Provisions for estimated losses, if any, on uncompleted contracts were made in the period in which such losses were determined. Selling, general and administrative costs were charged to expense as incurred.

   Property and Equipment - Property and equipment were stated at cost. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets were capitalized at cost and depreciated. Routine expenditures for repairs and maintenance were expensed as incurred. Depreciation was provided for in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated service lives on the straight-line method. Leasehold improvements were amortized on the straight-line method over the lives of the respective leases or their estimated service lives, whichever was shorter. The periods used in determining depreciation and amortization follow:

    Machinery and equipment           3 - 20 years
    Buildings                             30 years

   Income Taxes - The operations of SSI were included in the consolidated U.S. federal income tax return of Dresser. Dresser assumed a federal tax rate approximating 35% of taxable income or loss in allocating income tax expense or benefit in the accompanying financial statements. The allocation did not distinguish between current and deferred income taxes. State and foreign income taxes were not material.

   Concentration of Credit Risk - The Acquired Business' customers are primarily major oil companies, independent oil and gas producers, and transportation companies operating in the Gulf of Mexico and international areas. The Acquired Business performs ongoing credit evaluation of its customers and requires posting of collateral when deemed appropriate. The Acquired Business provides allowances for possible credit losses when necessary.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Foreign Currency Translation - The functional currency for certain non-U.S. entities is the applicable local currency. The translation of the applicable local currencies into U.S. dollars was performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using weighted average exchange rates during the period.

   Interim Financial Statements - In the opinion of management, all adjustments (such adjustments consisting only of a normal recurring nature) necessary for a fair presentation of the operating results for the nine months ended July 31, 1997 and 1996 have been included in the unaudited consolidated financial statements.

3. PROPERTY AND EQUIPMENT

   Property and equipment is summarized as follows (in thousands):

                                              October 31,
                                                1996


     Machinery and equipment                  $107,385
     Buildings                                   2,743
     Land and land improvements                  1,217
                                              --------
                                               111,345
     Less accumulated depreciation and          17,900
amortization                                  --------

     Property and equipment, net              $ 93,445
                                              ========
4. RELATED PARTY TRANSACTIONS

   As a subsidiary of Dresser, SSI maintained an intercompany account with Dresser and certain affiliated companies for recording the parent company's investment, intercompany charges and intercompany transfers of cash, among other transactions. The accompanying financial statements include no interest costs associated with the Acquired Business' net borrowings for such intercompany indebtedness.

   In normal course of business activities, Dresser guaranteed certain commitments and obligations of SSI relating principally to performance obligations under contracts.

5. CONTINGENCIES

   The Acquired Business was involved in legal proceedings and potential claims arising in the ordinary course of business.
   Management of SSI does not believe that the ultimate resolution of these matters will materially effect the accompanying financial statements.

6. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

   The Acquired Business operated primarily in the offshore oil and gas construction industry. Geographic information relating to the Acquired Business' operations for the year ended October 31, 1996 follows (in thousands):

     Revenues:
      Domestic                                         $60,963
      Asia Pacific                                      33,028
      Middle East                                       10,864
                                                      --------
                                                      $104,855
                                                      ========
     Operating income (loss):
      Domestic                                         $(3,805)
      Asia Pacific                                       2,173
      Middle East                                         (727)
                                                      --------
                                                       $(2,359)
                                                      ========
     Identifiable assets:
      Domestic                                         $65,378
      Asia Pacific                                      55,637
      Middle East                                       12,096
                                                      --------
                                                      $133,111
                                                      ========




GLOBAL INDUSTRIES, LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS




INTRODUCTION

The following unaudited pro forma condensed combined financial statements give effect to the July 31, 1997 acquisition (the "Acquisition") of certain business operations and assets of SubSea International, Inc. and certain of its subsidiaries ("SSI").

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and the historical financial statements of Global Industries, Ltd. ("Global") and SSI and notes thereto. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results which actually would have been obtained if the Acquisition had been effected on the pro forma dates specified, nor is it necessarily indicative of future results.

The unaudited pro forma condensed combined financial statements are based upon the purchase method of accounting for the Acquisition. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 1997 and the three months ended June 30, 1997 assumes that the Acquisition was effected on April 1, 1996. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 assumes that the Acquisition was effected on that date.

Global's fiscal year end is March 31, while SSI's is October 31. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 1997 and the three months ended June 30, 1997 include SSI's unaudited financial information for the twelve months ended January 31, 1997 and the three months ended April 30, 1997, respectively. During the period from May 1, 1997 through June 30, 1997, unaudited revenues of SSI amounted to approximately $14.0 million. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997 includes SSI's unaudited financial information as of April 30, 1997.

PURCHASE PRICE

The purchase price of the Acquisition of $102 million was paid in cash and was funded from available cash of $25 million and the remainder from borrowings under Global's existing credit line. The major assets acquired in the transaction include three construction barges, four liftboats and one dive support vessel based in the United States, four support vessels based in the Middle East, and support vessels and ROVs based in the Far East and Asia Pacific.



GLOBAL INDUSTRIES, LTD.


PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 1997
(In thousands)
 (UNAUDITED)
                         Global
                       Industries                Pro           Pro
                          Ltd.         SSI       Forma         Forma
ASSETS                 Historical   Historical   Adjustments   Combined

CURRENT ASSETS:
  Cash                 $  51,156                 $(25,000)(a)  $ 26,156
  Receivables             57,800    $ 24,564                     82,364
  Other                   27,191       5,928                     33,119
                       ---------    --------     ---------     --------
  Total current asets    136,147      30,492      (25,000)      141,639

Property and             287,719      89,768        6,186 (d)   383,673
equipment, net

Other assets              16,306           -                     16,306
                       ---------    --------     --------       -------
TOTAL                   $440,172    $120,260     $(18,814)     $541,618
                       =========    ========     ========      ========

LIABILITIES AND
SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable      $ 29,838    $ 10,475     $  3,000 (b)  $ 43,313
  Other                   23,049      10,971                     34,020
                       ---------    --------     --------      --------
     Total current        52,887      21,446        3,000        77,333
liabilities

Long-term debt            40,900         -         77,000 (a)   117,900

Deferred income taxes     23,598         -                       23,598

Shareholders' equity     322,787         -                      322,787

Owner's investment          -          98,814     (98,814)(c)       -
                        --------     --------    --------      --------
TOTAL                   $440,172     $120,260    $(18,814)     $541,618
                        ========     ========    ========      ========

See notes to pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET:

(a)Adjustment to record the payment of cash and incurrence of debt to fund the Acquisition.

(b)Adjustment to record the accrual for estimated transaction costs.

(c)Adjustment to eliminate the owner's investment account of SSI.

(d)Adjustment to record the available step-up in the basis of fixed assets of SSI to estimated fair value at acquisition date
   (step-up limited by purchase price).



GLOBAL INDUSTRIES, LTD.


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 1997
(In thousands, except share and per share data)
(UNAUDITED)


                         Global
                       Industries,               Pro         Pro
                          Ltd.         SSI       Forma       Forma
                       Historical   Historical   Adjustments Combined

Revenues               $229,142     $108,648                 $337,790

Cost of revenues        165,889      102,126     $   600 (c)  268,615
                       --------     --------     -----------  -------
Gross profit             63,253        6,522        (600)      69,175

Selling, general and
administrative
  expenses               15,080        9,249                   24,329
                       --------     --------      -----------  ------
Operating income         48,173       (2,727)       (600)      44,846
(loss)

                                                  (5,400) (a)
Other income (expense)      302         (222)     (1,250) (b)  (6,570)
                       --------      --------      ----------  ------
Income (loss) before     48,475       (2,949)     (7,250)      38,276
income taxes

Income tax (provision)  (14,543)       1,032       2,500  (d) (11,011)
benefit                --------      --------      ---------- --------

Net income (loss)     $  33,932    $  (1,917)    $(4,750)    $ 27,265
                      =========    ==========    ========    ========
Net income per share      $0.84          N/A         N/A        $0.67
                      =========    ==========    ========     ========
Weighted average     40,450,842          N/A         N/A   40,450,842
common shares        ==========    ==========    ========  ==========


See notes to pro forma condensed combined statements of operations.




GLOBAL INDUSTRIES, LTD.


PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 1997
(In thousands, except share and per share data)
(UNAUDITED)


                         Global
                        Industries,              Pro          Pro
                          Ltd.         SSI       Forma        Forma
                        Historical   Historical  Adjustments  Combined

Revenues                $ 63,176     $ 26,517                 $ 89,693

Cost of revenues          42,337       24,926    $  150 (c)     67,413
                        --------     --------    ------       --------
Gross profit              20,839        1,591      (150)        22,280

Equity in net
(earnings) loss of
  unconsolidated           1,656           -                     1,656
  affiliate

Selling, general and
administrative
  expenses                 4,247       2,211                     6,458
                         -------      ------       ------      -------
Operating income (loss)   14,936        (620)      (150)        14,166

                                                 (1,350) (a)
Other income (expense)     1,385         390       (310) (b)       115
                         -------      ------      -------       -------
Income (loss) before      16,321        (230)    (1,810)        14,281
income taxes

Income tax (provision)    (6,202)         80        635  (d)    (5,487)
benefit                  -------      ------      --------      -------

Net income (loss)        $10,119    $   (150)   $(1,175)     $   8,794
                         =======    =========   ========     =========
Net income per share       $0.22        N/A        N/A           $0.19
                         =======    =========   ========     =========
Weighted average
common shares         46,567,000        N/A        N/A      46,567,000
                      ==========    =========   ========    ==========

See notes to pro forma condensed combined statements of operations.



NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
OPERATIONS:

(a)To adjust interest expense to reflect the $77 million of debt incurred to fund a portion of the purchase price of the Acquisition. In accordance with the debt agreement the interest rate is assumed to be 7.0%.

(b)To adjust interest income to reflect the assumed beginning-of-the-year usage of $25 million of cash in the Acquisition. Interest yield on cash investments is assumed to be 5%.

(c)To adjust for additional depreciation on the new basis of property and equipment acquired in the Acquisition.

(d)To adjust income taxes for tax effects related to the Acquisition.

(e)The pro forma combined information does not include the operating and general and administrative cost savings anticipated as a result of the consolidation of operations.



                            EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration
Statement Nos. 33-58048 & 33-89778 of Global Industries, Ltd. on
Form S-8 of our report dated September 8, 1997, appearing in this Current Report on Form 8-K/A of Global Industries, Ltd. dated October 14, 1997.



DELOITTE & TOUCHE LLP



New Orleans, Louisiana
October 13, 1997